EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 33-84558 of Kohl’s Department Stores, Inc. on Form S-8 of our report dated July 6, 2006, appearing in this Annual Report on Form 11-K of Kohl’s Department Store, Inc. Savings Plan for the year ended January 28, 2006.

VIRCHOW KRAUSE & COMPANY, LLP

Milwaukee, Wisconsin

July 25, 2006